Exhibit 3.3


                                STATE OF DELAWARE
                               SECRETARY OF STATE
                            DIVISION OF CORPORATIONS
                            FILED 04:00 PN 08/20/2O01
                               010404720 -3011489


            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                      CREATIVE PRODUCTS INTERNATIONAL, INC.


Creative Products  International,  Inc. (hereinafter called the corporation),  a
corporation   organized  and  existing  under  and  by  virtue  of  the  General
Corporation Law of the State of Delaware, does hereby certify:

         1.       The name of the corporation is Creative Products
                  International, Inc.

         2. The certificate of incorporation of the corporation is hereby amended by striking out Article ONE thereof and by substituting in lieu of said Article the following new
                  Article: The name of the corporation shall be changed to First Transaction Management, Inc.

         3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 arid 242 of the General Corporation Law of the State of Delaware.




Executed on this day 18th day of August, 2001




                                       /s/: SUSAN A. SCHRETER
                                       -----------------------------------------
                                       Susan A. Schreter
                                       Chairman and CEO